Exhibit 13(a)

Certification by the Principal Executive Officer Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the annual report of on Form 20-F ASE Technology Holding Co., Ltd. (the “Company”) for the year ended December 31, 2025 (the “Report”), I, Jason C.S. Chang, the Principal Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certificate has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: April 1, 2026

By:	/s/ Jason C.S. Chang

Name: Jason C.S. Chang
Title: Principal Executive Officer